UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 10, 2000

Amrite Builders, Inc.

(Exact name of Registrant as specified in charter)
Nevada	333-89743	88-0219656
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification)
7601 W. Laredo Street, Las Vegas, Nevada		89117
(Address of principal executive offices)		(Zip Code)
Registrant-s telephone number, including area code:		(702) 252-0429

3110 S. Valley View, Suite 105, Las Vegas, Nevada 89102

(Former name or former address, if changed, since last report)

ITEM 4. CHANGES IN REGISTRANT-S CERTIFYING ACCOUNTANT

The registrant has engaged G. Brad Beckstead, CPA as its principal accountant to replace its former principal accountant, James E. Slayton, CPA. The decision to change accountants was approved by the Audit Committee of the registrant. Neither of the reports of the former principal accountants on the financial statements for the period ending August 23, 1999 contained an adverse opinion or disclaimer of opinion, nor was either qualified or modified as to uncertainty, audit scope, or accounting principles. During the audited period ending August 23, 1999 and the subsequent interim period through March 10, 2000, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountant, would have caused him to make reference to the subject matter of the disagreements in connection with his report. During the audited period ending August 23, 1999 and the subject interim period, the registrant has not consulted G. Brad Beckstead, CPA regarding any matter requiring disclosure under Regulation S-K, Item 304(a)(2).

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2000

AMRITE BUILDERS, INC.

By:

_____________________________________

/s/Hans U. Bothmann, President